Exhibit 99.1

GIBRALTAR INDUSTRIES, INC.

Unaudited Financial Results Adjusted to

Reflect Discontinued Operations (1)

	As of 12/31/01	As of 12/31/02	As of 12/31/03	As of 12/31/04	As of 12/31/05	TTM(3)

Net Sales(2)	$479.4	$502.2	$618.1	$837.0	$1,036.9	$1,222.4
Gross Profit(2)	$87.2	$97.8	$122.5	$171.1	$195.8(4)	$244.4(4)
Operating Income(2)	$24.2	$35.8	$46.5	$70.4	$85.7(4)	$108.8(4)
EBITDA(1) (2)	$40.8	$49.2	$61.5	$92.3	$106.5(4)	$134.7(4)
Net Income(2)	$8.4	$17.7	$22.3	$39.5	$44.4(4)	$63.0(4)
Free Cash Flow(1) (2)	$23.8	$28.3	$31.0	$47.1	$61.3(4)	$80.4(4)

(1)  Reconciliation of EBITDA and Free Cash Flow to GAAP can be found on the Company’s website at http://www.gibraltar1.com/investors/index.cfm?page=49

(2)   $ in Millions

(3)  12 Months Ended 6/30/06

(4)  Before financing charges related to the Gibraltar Industries, Inc. capital restructuring and fair market value adjustments to inventories in connection with purchase price allocations.

Trailing Twelve Month Sales By

Operating Segment as of June 30, 2006

(in Millions)

Building Products

$804

Processed Metal Products

$415